Exhibit 99.1

Worldwide Headquarters	Barbara Doyle
1200 Willow Lake Boulevard	Investor Relations contact
St. Paul, Minnesota 55110-5101	651-236-5023

NEWS	January 25, 2021

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2020 Results

Fourth quarter net income of $41 million or $0.77 EPS; Adjusted EPS of $1.06 up 21% versus 2019

Fourth quarter adjusted EBITDA of $123 million up 9% versus 2019

Full Year debt paydown of $205 million surpassed $200 million target

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year ended Nov. 28, 2020.

Items of Note for Fourth Quarter 2020

■	Fourth quarter revenue and earnings growth exceeded the company’s guidance, driven by strong operational execution, higher sales, and benefits from restructuring efficiencies.
■

Total organic revenue increased 5% compared with last year, with positive year-over-year growth in all three global business units (GBUs), including double-digit growth in Electronics, Recreational Vehicles, Woodworking, Panels, Flexible Packaging, and Tape and Labels.

■	Increased sales and restructuring efficiencies resulted in net income of $41 million. Adjusted EBITDA of $123 million and adjusted EPS of $1.06 increased 9% and 21%, respectively, versus last year.
■	Q4 cash flow from operations increased 27% versus the same period in 2019, driven by sales growth, restructuring efficiencies and working capital improvements.
■	Full year debt paydown of $205 million exceeded the company’s $200 million debt paydown target set at the beginning of the year.
■	Achieved restructuring savings of $10 million in the quarter, which resulted in cumulative savings of $30 million for fiscal year 2020, related to our realignment to three GBUs.

2021 Planning Assumptions

H.B. Fuller is planning for on-going business recovery in 2021 in an environment that continues to be impacted by COVID-19-related restrictions and corresponding recessionary impacts. The company is providing the following planning assumptions for fiscal year 2021, which are based on current economic views and assumptions for global commercial activity:

■

Base case outlook for low to mid-single digit organic revenue growth and approximately 10% adjusted EBITDA growth for fiscal 2021, supported by share gains, on-going recovery in global industrial production, and benefits from the company’s internal operational improvement projects.

■	Raw material costs are expected to rise as the year progresses driven by increasing industrial demand. New product formulations and pricing are expected to offset raw material increases.
■

Improved margins and reduced working capital requirements will enable the company to continue to drive strong cash flow and pay down an additional $200 million of debt in 2021, after dividends and approximately $95 million of capital investments.

■	The company’s core tax rate, excluding the impact of discrete items, is anticipated to be between 26% and 29%, and full year interest expense is estimated to be approximately $70 million.

Summary of Fourth Quarter 2020 Results

Net revenue of $778 million increased 5.2% compared with the fourth quarter of 2019. Foreign currency exchange rates favorably impacted revenue by 0.5%. Organic revenue, which excludes impacts from foreign currency, mergers, acquisitions and divestitures, increased 4.7% versus last year, with growth in all three GBUs, including double-digit growth in Electronics, Recreational Vehicles, Woodworking, Panels, Flexible Packaging, and Tape and Labels.

Gross profit margin was 27.5%. Adjusted gross profit margin, also 27.5%, was down 10 basis points versus last year as higher volume was offset by higher variable compensation. Selling, General and Administrative (SG&A) expense was $140 million. Adjusted SG&A expense of $133 million was down 100 basis points as a percent of revenue versus last year, reflecting savings related to the business reorganization to our three GBUs and lower travel expense which was partially offset by higher variable compensation associated with strong fourth quarter results.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $41 million, or $0.77 per diluted share. Adjusted net income attributable to H.B. Fuller was $56 million, or $1.06 of adjusted EPS, up more than 20% compared with $46 million, or $0.88 of adjusted EPS in the prior year. Adjusted EBITDA of $123 million increased 9% compared with $112 million in the same period last year, and adjusted EBITDA margin of 15.8% improved 60 basis points versus prior year.

“H.B. Fuller delivered strong results in the quarter with revenue and earnings growth that exceeded our outlook, and cash flow that enabled us to exceed our debt paydown target,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our team remained focused on superior operational execution to support the dynamic needs of our customers in a world transformed by the COVID-19 pandemic. We leveraged our competitive advantages and realized the benefits of actions taken to realign our organization and enhance operational agility. As a result, we successfully capitalized on share gains and strengthening business activity in our end markets, including strong demand for our adhesives for consumable goods, electronics, automotive, recreational vehicles, and other durable goods.”

Full Year 2020 Summary

Net revenue for fiscal 2020 of $2,790 million decreased 3.7% compared with fiscal 2019. Foreign currency exchange rates unfavorably impacted full year revenues by 1.6%, and the divestiture of the surfactants, thickeners and dispersants business negatively impacted revenues by 0.5%. Full year organic revenue decreased by 1.6% year-over-year, due to the impact from the COVID-19 pandemic on Construction Adhesives and Engineering Adhesives global demand offsetting sales growth in Hygiene, Health and Consumables Adhesives.

Full year gross profit margin was 27.1%. Adjusted gross profit margin of 27.3% decreased 80 basis points versus last year on lower sales and unfavorable business mix related to impacts from COVID-19, partially offset by favorable raw material costs. Net income attributable to H.B. Fuller for fiscal 2020 was $124 million, or $2.36 per diluted share. Adjusted net income attributable to H.B. Fuller was $149 million, or $2.84 per diluted share, compared with $154 million, or $2.96 per diluted share, in fiscal 2019. Adjusted EBITDA for full year 2020 was $407 million compared with $432 million in 2019.

Key Balance Sheet and Cash Flow Items

At the end of the fourth quarter of 2020, the company had cash on hand of $101 million and total debt equal to $1,774 million. This compares to cash and debt levels equal to $112 million and $1,979 million, respectively, at the end of the fourth quarter of 2019. Cash flow from operations for the full year increased 23% to $332 million from $269 million in fiscal 2019, driven by improved working capital management. Capital expenditures were $87 million in 2020 compared with $62 million in fiscal 2019, reflecting timing of capital projects and expenditures related to growth initiatives. Capital expenditures were in line with the company’s planned capital investment.

“In 2020, we demonstrated the resilience of our business strategy and cash flow generation,” said Owens. “The breadth of our global resources and our team’s commitment to being first and fastest allowed us to meet our customers’ needs with extraordinary collaboration and unwavering focus, while ensuring the health and safety of our employees during this challenging period. We exited this unprecedented year as a much stronger company. In 2021, we will build on this momentum, capture new revenue opportunities, and realize additional benefits from our ongoing operational improvement plans. Throughout the COVID-19 pandemic, adhesives have proven their enduring importance in the supply chain for essential goods around the world. As the leader in adhesive innovation for hygiene, health, consumer products and advanced adhesive applications, H.B. Fuller is well-positioned to continue to create value for shareholders in 2021 and beyond.”

Conference Call

The Company will host an investor conference call to discuss fourth quarter results on Tuesday, January 26, 2021, at 10:30 a.m. EDT. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the Company’s website. A telephone replay of the conference call will be available approximately 2 hours after the conclusion of the call, through Feb. 2, 2021. To access the telephone replay dial (800) 585-8367 or (416) 621-4642 and enter Conference ID 8756909.

Regulation G

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2021 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2020 net revenue of $2.8 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies, cost savings and operating efficiencies from the business realignment and the company’s other restructuring initiatives within the expected time frames or at all; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and any worsening of the global business and economic environment as a result.

Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filings. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of		13 Weeks Ended	Percent of
	November 28, 2020	Net Revenue		November 30, 2019	Net Revenue
Net revenue	$777,640	100.0%		$739,106	100.0%
Cost of sales	(563,998)	(72.5%	)	(537,889)	(72.8%	)
Gross profit	213,642	27.5%		201,217	27.2%

Selling, general and administrative expenses	(139,712)	(18.0%	)	(148,521)	(20.1%	)
Other income, net	3,658	0.5%		8,830	1.2%
Interest expense	(22,179)	(2.9%	)	(23,933)	(3.2%	)
Interest income	2,656	0.3%		2,987	0.4%
Income before income taxes and income from equity method investments	58,065	7.5%		40,580	5.5%

Income taxes	(19,727)	(2.5%	)	(10,506)	(1.4%	)

Income from equity method investments	2,285	0.3%		2,151	0.3%
Net income including non-controlling interest	40,623	5.2%		32,225	4.4%

Net income attributable to non-controlling interest	(19)	(0.0%	)	(11)	(0.0%	)
Net income attributable to H.B. Fuller	$40,604	5.2%		$32,214	4.4%

Basic income per common share attributable to H.B. Fuller	$0.78			$0.63
Diluted income per common share attributable to H.B. Fuller	$0.77			$0.61

Weighted-average common shares outstanding:
Basic	52,276			51,089
Diluted	52,879			52,423

Dividends declared per common share	$0.163			$0.160

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	November 28, 2020	November 30, 2019	December 1, 2018
Cash & cash equivalents	$100,534	$112,191	$150,793
Trade accounts receivable, net	514,916	493,181	495,008
Inventories	323,213	337,267	348,461
Trade payables	316,460	298,869	273,378
Total assets	4,036,704	3,985,734	4,176,314
Total debt	1,773,910	1,979,116	2,247,527

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of		52 Weeks Ended	Percent of
	November 28, 2020	Net Revenue		November 30, 2019	Net Revenue
Net revenue	$2,790,269	100.0%		$2,897,000	100.0%
Cost of sales	(2,033,620)	(72.9%	)	(2,090,078)	(72.1%	)
Gross profit	756,649	27.1%		806,922	27.9%

Selling, general and administrative expenses	(538,332)	(19.3%	)	(580,928)	(20.1%	)

Other income, net	15,398	0.6%		37,943	1.3%
Interest expense	(86,776)	(3.1%	)	(103,287)	(3.6%	)
Interest income	11,417	0.4%		12,178	0.4%
Income before income taxes and income from equity method investments	158,356	5.7%		172,828	6.0%

Income taxes	(41,921)	(1.5%	)	(49,408)	(1.7%	)

Income from equity method investments	7,353	0.3%		7,424	0.3%
Net income including non-controlling interest	123,788	4.4%		130,844	4.5%

Net income attributable to non-controlling interest	(69)	(0.0%	)	(27)	(0.0%	)
Net income attributable to H.B. Fuller	$123,719	4.4%		$130,817	4.5%

Basic income per common share attributable to H.B. Fuller [1]	$2.38			$2.57
Diluted income per common share attributable to H.B. Fuller [1]	$2.36			$2.52

Weighted-average common shares outstanding:
Basic	52,039			50,920
Diluted	52,520			51,983

Dividends declared per common share	$0.648			$0.635

[1] Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019

Net income attributable to H.B. Fuller	$40,604	$32,214	$123,719	$130,817

Adjustments:
Acquisition project costs	999	45	(162)	2,204
Organizational realignment	5,250	6,535	11,449	7,647
Royal restructuring and integration	1,894	1,957	7,396	787
Tax reform	-	76	(26)	132
Project One	1,165	937	4,265	4,115
Other [2]	6,110	4,520	2,268	7,964
Adjusted net income attributable to H.B. Fuller [3]	56,022	46,284	148,909	153,666

Add:
Interest expense	19,969	23,933	84,619	103,287
Interest income	(2,656)	(2,987)	(11,417)	(12,178)
Income taxes	14,122	10,246	46,456	47,465
Depreciation and Amortization expense [4]	35,249	34,702	138,242	140,105
Adjusted EBITDA [3]	122,706	112,178	406,809	432,345

Diluted Shares	52,879	52,423	52,520	51,983
Adjusted diluted income per common share attributable to H.B. Fuller [3]	$1.06	$0.88	$2.84	$2.96
Revenue	$777,640	$739,106	$2,790,269	$2,897,000
Adjusted EBITDA margin [3]	15.8%	15.2%	14.6%	14.9%

[2] Primarily related to discrete tax expense in the quarter ended November 28, 2020 associated with various foreign tax matters and audit settlements. The full year amount includes discrete tax expense related to various foreign matters and audit settlements partially offset by discrete tax benefit related to the revaluation of cross-currency swap agreements due to appreciation of the Euro versus US dollar.

[3] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[4] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($67) and $34 for the three months ended November 28, 2020 and November 30, 2019, respectively and ($575) and ($1,101) for the twelve months ended November 28, 2020 and November 30, 2019, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Net Revenue:
Hygiene, Health and Consumable Adhesives	$355,413	$342,120	$1,332,786	$1,328,286
Engineering Adhesives	327,273	303,393	1,088,313	1,158,403
Construction Adhesives	94,954	93,593	369,170	396,580
Corporate unallocated	-	-	-	13,731
Total H.B. Fuller	$777,640	$739,106	$2,790,269	$2,897,000

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$41,233	$30,385	$130,789	$115,961
Engineering Adhesives	38,588	38,153	103,974	136,299
Construction Adhesives	1,712	2,411	11,148	16,657
Corporate unallocated	(7,603)	(18,253)	(27,594)	(42,923)
Total H.B. Fuller	$73,930	$52,696	$218,317	$225,994

Adjusted EBITDA [3]
Hygiene, Health and Consumable Adhesives	$54,533	$42,985	$182,448	$166,685
Engineering Adhesives	54,997	53,332	167,915	197,853
Construction Adhesives	11,799	12,329	51,692	56,514
Corporate unallocated	1,377	3,532	4,754	11,293
Total H.B. Fuller	$122,706	$112,178	$406,809	$432,345

Adjusted EBITDA Margin [3]
Hygiene, Health and Consumable Adhesives	15.3%	12.6%	13.7%	12.5%
Engineering Adhesives	16.8%	17.6%	15.4%	17.1%
Construction Adhesives	12.4%	13.2%	14.0%	14.3%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	15.8%	15.2%	14.6%	14.9%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Income before income taxes and income from equity method investments	$58,065	$40,580	$158,356	$172,828

Adjustments:
Acquisition project costs	1,082	63	(502)	2,703
Organizational realignment	5,685	9,280	13,971	10,168
Royal restructuring and integration	2,051	2,327	9,430	713
Tax reform	-	106	(35)	180
Project One	1,260	1,293	5,402	5,275
Other	(264)	741	1,459	1,867
Adjusted income before income taxes and income from equity method investments [5]	$67,879	$54,390	$188,081	$193,734

[5] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019
Income Taxes	$(19,727)	$(10,506)	$(41,921)	$(49,408)

Adjustments:
Acquisition project costs	(82)	(17)	340	(500)
Organizational realignment	(435)	(2,746)	(2,522)	(2,521)
Royal restructuring and integration	(157)	(371)	(2,034)	74
Tax reform	-	(29)	9	(49)
Project One	(95)	(356)	(1,138)	(1,159)
Other [2]	6,374	3,779	810	6,098
Adjusted income taxes [6]	$(14,122)	$(10,246)	$(46,456)	$(47,465)

Adjusted income before income taxes and income from equity method investments	$67,879	$54,390	$188,081	$193,734
Adjusted effective income tax rate [6]	20.8%	18.8%	24.7%	24.5%

[2] Primarily related to discrete tax expense in the quarter ended November 28, 2020 associated with various foreign tax matters and audit settlements. The full year amount includes discrete tax expense related to various foreign matters and audit settlements partially offset by discrete tax benefit related to the revaluation of cross-currency swap agreements due to appreciation of the Euro versus US dollar.

[6] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019

Net revenue	$777,640	$739,106	$2,790,269	$2,897,000

Gross profit	$213,642	$201,217	$756,649	$806,922
Gross profit margin	27.5%	27.2%	27.1%	27.9%

Adjustments:
Acquisition project costs	85	-	85	-
Organizational realignment	219	506	166	381
Royal restructuring and integration	953	2,065	3,682	6,316
Other	(821)	199	443	191
Adjusted gross profit [7]	$214,078	$203,987	$761,025	$813,810
Adjusted gross profit margin [7]	27.5%	27.6%	27.3%	28.1%

[7] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020	November 30, 2019	November 28, 2020	November 30, 2019

Selling, general and administrative expenses	$(139,712)	$(148,521)	$(538,332)	$(580,928)

Adjustments:
Acquisition project costs	997	63	(587)	2,703
Organizational realignment	5,466	8,746	13,809	13,300
Royal restructuring and integration	1,125	4,551	5,851	15,296
Tax reform	-	105	(35)	180
Project ONE	1,260	1,293	5,402	5,275
Other	(1,682)	363	(1,222)	1,497
Adjusted selling, general and administrative expenses [8]	$(132,546)	$(133,400)	$(515,114)	$(542,677)

[8] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

13 Weeks Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 28, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$43,140	$40,046	$2,894	$86,080	$(45,476)	$40,604
Adjustments:
Acquisition project costs	-	-	-	-	999	999
Organizational realignment	-	-	-	-	5,250	5,250
Royal Restructuring	-	-	-	-	1,894	1,894
Project One	-	-	-	-	1,165	1,165
Other	-	-	-	-	6,110	6,110
Adjusted net income attributable to H.B. Fuller [3]	43,140	40,046	2,894	86,080	(30,058)	56,022
Add:
Interest expense	-	-	-	-	19,969	19,969
Interest income	-	-	-	-	(2,656)	(2,656)
Income taxes	-	-	-	-	14,122	14,122
Depreciation and amortization expense	11,393	14,951	8,905	35,249	-	35,249
Adjusted EBITDA [3]	$54,533	$54,997	$11,799	$121,329	$1,377	$122,706
Revenue	355,413	327,273	94,954	777,640	-	777,640
Adjusted EBITDA Margin [3]	15.3%	16.8%	12.4%	15.6%	NMP	15.8%

52 Weeks Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 28, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$138,119	$109,813	$15,881	$263,813	$(140,094)	$123,719
Adjustments:
Acquisition project costs	-	-	-	-	(162)	(162)
Organizational realignment	-	-	-	-	11,449	11,449
Royal Restructuring	-	-	-	-	7,396	7,396
Tax reform	-	-	-	-	(26)	(26)
Project One	-	-	-	-	4,265	4,265
Other	-	-	-	-	2,268	2,268
Adjusted NI attributable to H.B. Fuller [3]	138,119	109,813	15,881	263,813	(114,904)	148,909
Add:
Interest expense	-	-	-	-	84,619	84,619
Interest income	-	-	-	-	(11,417)	(11,417)
Income taxes	-	-	-	-	46,456	46,456
Depreciation and amortization expense	44,329	58,102	35,811	138,242	-	138,242
Adjusted EBITDA [3]	$182,448	$167,915	$51,692	$402,055	$4,754	$406,809
Revenue	1,332,786	1,088,313	369,170	2,790,269	-	2,790,269
Adjusted EBITDA Margin [3]	13.7%	15.4%	14.0%	14.4%	NMP	14.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

13 Weeks Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 30, 2019	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$31,670	$39,202	$3,435	$74,307	$(42,093)	$32,214
Adjustments:
Acquisition project costs	-	-	-	-	45	45
Organizational realignment	-	-	-	-	6,535	6,535
Royal Restructuring	-	-	-	-	1,957	1,957
Tax reform	-	-	-	-	76	76
Project One	-	-	-	-	937	937
Other	-	-	-	-	4,520	4,520
Adjusted net income attributable to H.B. Fuller [3]	31,670	39,202	3,435	74,307	(28,023)	46,284
Add:
Interest expense	-	-	-	-	23,933	23,933
Interest income	-	-	-	-	(2,987)	(2,987)
Income taxes	-	-	-	-	10,246	10,246
Depreciation and amortization expense	11,315	14,130	8,894	34,339	363	34,702
Adjusted EBITDA [3]	$42,985	$53,332	$12,329	$108,646	$3,532	$112,178
Revenue	342,120	303,393	93,593	739,106	-	739,106
Adjusted EBITDA Margin [3]	12.6%	17.6%	13.2%	14.7%	NMP	15.2%

52 Weeks Ended:	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 30, 2019	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$121,237	$140,678	$20,663	$282,578	$(151,761)	$130,817
Adjustments:
Acquisition project costs	-	-	-	-	2,204	2,204
Organizational realignment	-	-	-	-	7,647	7,647
Royal Restructuring	-	-	-	-	787	787
Tax reform	-	-	-	-	132	132
Project One	-	-	-	-	4,115	4,115
Other	-	-	-	-	7,964	7,964
Adjusted net income attributable to H.B. Fuller [3]	121,237	140,678	20,663	282,578	(128,912)	153,666
Add:
Interest expense	-	-	-	-	103,287	103,287
Interest income	-	-	-	-	(12,178)	(12,178)
Income taxes	-	-	-	-	47,465	47,465
Depreciation and amortization expense	45,448	57,175	35,851	138,474	1,631	140,105
Adjusted EBITDA [3]	$166,685	$197,853	$56,514	$421,052	$11,293	$432,345
Revenue	1,328,286	1,158,403	396,580	2,883,269	13,731	2,897,000
Adjusted EBITDA Margin [3]	12.5%	17.1%	14.3%	14.6%	NMP	14.9%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP. NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	November 28, 2020
Price	(0.3%	)	(0.6%	)
Volume	5.0%		(1.0%	)
Organic Growth (Decline)	4.7%		(1.6%	)
M&A	0.0%		(0.5%	)
F/X	0.5%		(1.6%	)
Total H.B. Fuller Net Revenue Growth (Decline)	5.2%		(3.7%	)

	13 Weeks Ended				52 Weeks Ended
	November 28, 2020				November 28, 2020
	Net Revenue	F/X		Organic Growth (Decline)	Net Revenue		F/X		Organic Growth (Decline)
Hygiene, Health and Consumable Adhesives	3.9%	(1.1%	)	5.0%	0.3%		(3.0%	)	3.3%
Engineering Adhesives	7.9%	2.3%		5.6%	(6.1%	)	(0.6%	)	(5.5%	)
Construction Adhesives	1.5%	0.7%		0.8%	(6.9%	)	(0.2%	)	(6.7%	)
Unallocated	NMP	0.0%		0.0%	NMP		0.0%		0.0%
Total H.B. Fuller	5.2%	0.5%		4.7%	(3.7%	)	(1.6%	)	(1.6%	)

NMP = non-meaningful percentage

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	Fiscal Year Ended
	November 28,	November 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$100,534	$112,191
Trade receivables, net	514,916	493,181
Inventories	323,213	337,267
Other current assets	81,113	90,723
Total current assets	1,019,776	1,033,362

Property, plant and equipment, net	670,744	629,813
Goodwill	1,312,003	1,281,808
Other intangibles, net	755,968	799,399
Other assets	278,213	241,352
Total assets	$4,036,704	$3,985,734

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$16,925	$15,732
Current maturities of long-term debt	-	65,000
Trade payables	316,460	298,869
Accrued compensation	83,598	78,582
Income taxes payable	29,173	23,229
Other accrued expenses	83,976	60,745
Total current liabilities	530,132	542,157

Long-term debt, net of current maturities	1,756,985	1,898,384
Accrued pension liabilities	88,806	80,214
Other liabilities	278,919	242,190
Total liabilities	2,654,842	2,762,945

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 51,906,663 and 51,241,190, for 2020 and 2019, respectively	51,907	51,241
Additional paid-in capital	157,867	130,295
Retained earnings	1,474,406	1,384,411
Accumulated other comprehensive loss	(302,859)	(343,600)
Total H.B. Fuller stockholders' equity	1,381,321	1,222,347
Non-controlling interest	541	442
Total equity	1,381,862	1,222,789
Total liabilities, non-controlling interest and total equity	$4,036,704	$3,985,734

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Fiscal Years
	November 28,	November 30,	December 1,
	2020	2019	2018
Cash flows from operating activities:
Net income including non-controlling interests	$123,788	$130,844	$171,232
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation	68,226	67,115	68,636
Amortization	70,591	74,091	76,490
Deferred income taxes	(24,730)	(29,028)	(47,446)
Income from equity method investments, net of dividends received	375	(39)	(3,172)
Gain on sale of assets	86	(24,104)	(3,050)
Share-based compensation	16,914	24,003	17,113
Pension and other postretirement benefit plan contributions	(5,479)	(8,063)	(6,558)
Pension and other postretirement benefit plan income	(14,763)	(11,300)	(14,332)
Non-cash (gain) loss on mark to market adjustment related to contingent consideration liability	800	-	1,126
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(14,842)	(25,632)	(39,429)
Inventories	15,708	19,584	(17,068)
Other assets	38,412	(18,316)	(35,184)
Trade payables	23,130	11,553	25,401
Accrued compensation	2,588	1,342	(306)
Other accrued expenses	16,361	(1,882)	(4,282)
Income taxes payable	5,511	21,043	4,048
Other liabilities	24,566	448	(21,429)
Other	(15,683)	37,518	81,522
Net cash provided by operating activities	331,559	269,177	253,312
Cash flows from investing activities:
Purchased property, plant and equipment	(87,288)	(61,982)	(68,263)
Purchased businesses, net of cash acquired	(9,500)	(8,292)	3,499
Purchased businesses assets	(5,623)	-	-
Purchased business remaining equity	-	(9,870)	-
Proceeds from sale of property, plant and equipment	1,506	11,133	2,923
Proceeds from sale of business	-	70,293	-
Cash received from government grant	-	8,881	-
Cash outflow related to government grant	(8,555)	(2,758)	-
Net cash (used in) provided by investing activities	(109,460)	7,405	(61,841)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	300,000	-	-
Repayment of long-term debt	(518,000)	(288,600)	(185,750)
Net proceeds from (payments on) notes payable	4,128	1,662	(13,276)
Dividends paid	(33,461)	(32,357)	(31,124)
Contingent consideration payment	(767)	(3,610)	-
Proceeds from stock options exercised	12,321	10,885	6,237
Repurchases of common stock	(3,432)	(3,026)	(4,688)
Net cash used in financing activities	(239,211)	(315,046)	(228,601)
Effect of exchange rate changes on cash and cash equivalents	5,455	(138)	(6,475)
Net change in cash and cash equivalents	(11,657)	(38,602)	(43,605)
Cash and cash equivalents at beginning of year	112,191	150,793	194,398
Cash and cash equivalents at end of year	$100,534	$112,191	$150,793